Exhibit 99.1

Kelly Reports
First-Quarter 2024 Earnings

•Q1 operating earnings of $26.8 million, or up 34% on an adjusted basis
•Q1 revenue down following sale of European staffing operations; down 2.6% on an organic basis
•Q1 adjusted EBITDA margin increased 110 basis points to 3.2% driven by meaningful reduction in operating expenses resulting from business transformation initiatives and sale of European staffing operations
•Company expects further expansion of EBITDA margin from the planned Q2 2024 acquisition of Motion Recruitment Partners, LLC ("MRP") and ongoing transformation actions

TROY, Mich. (May 9, 2024) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the first quarter of 2024.

Peter Quigley, president and chief executive officer, announced revenue for the first quarter of 2024 totaled $1.05 billion, a 17.6% decrease, compared to the corresponding quarter of 2023 resulting primarily from the sale of the company’s European staffing operations on January 2, 2024. Excluding the impact of the sale of the European staffing operations, revenue declined 2.6% on an organic basis reflecting the continuing impact of customers’ more guarded approach to hiring and initiating new projects or capital spending.

Kelly reported operating earnings in the first quarter of 2024 of $26.8 million, compared to earnings of $10.7 million reported in the first quarter of 2023. Earnings in the first quarter of 2024 include an $11.6 million gain on the sale of our European staffing operations and $7.9 million of charges related to transformation actions and the sale of our European staffing operations. Excluding those charges, adjusted earnings were $23.1 million in the first quarter of 2024. Earnings in the first quarter of 2023 included $6.6 million of restructuring charges and adjusted earnings from operations were $17.3 million. The European staffing operations were break even on an adjusted basis in the first quarter of 2023. Excluding the impact of the sale in both periods, 2024 adjusted earnings improved primarily as a result of lower selling, general and administrative expenses, partially offset by lower revenue and unfavorable business mix and lower permanent placement fees which resulted in lower gross profit.

Earnings per share in the first quarter of 2024 were $0.70 compared to earnings per share of $0.29 in the first quarter of 2023. Included in earnings per share in the first quarter of 2024 were a gain on sale and gain on forward contract, net of tax, of $0.31 partially offset by restructuring and transaction-related charges, net of tax, of $0.17. Included in the earnings per share in the first quarter of 2023 is a $0.13 per share restructuring charge, net of tax. On an adjusted basis, earnings per share were $0.56 in the first quarter of 2024, an improvement from $0.42 per share in the corresponding quarter of 2023.

On May 3, Kelly announced that it had entered into a definitive agreement to acquire MRP and expects the transaction to close in the second quarter of 2024.

“In the first quarter, we continued making progress on our journey to accelerate profitable growth notwithstanding continued macroeconomic uncertainty and industry headwinds. Our ongoing growth and efficiency initiatives increased Kelly’s adjusted EBITDA margin to 3.2% – a significant improvement of 110 basis points over the prior year and well above the company’s recent average,” said Quigley. “Our more streamlined and profitable portfolio of businesses is poised to realize additional benefits from the transformational acquisition of MRP. When completed in the second quarter, this acquisition will strengthen Kelly’s scale and capabilities and meaningfully increase market share across several key areas, which in turn creates exciting opportunities for future revenue growth and additional EBITDA margin expansion.”

Kelly also reported that on May 7, its board of directors declared a dividend of $0.075 per share. The dividend is payable on June 4, 2024, to stockholders of record as of the close of business on May 20, 2024.

In conjunction with its first-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on May 9 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 1:30 p.m. ET on May 9, 2024, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 1646639#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 500,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2023 was $4.8 billion. Learn more at kellyservices.com.

KLYA-FIN

# # #

ANALYST & MEDIA CONTACT:
Scott Thomas
(248) 251-7264
scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED MARCH 31, 2024 AND APRIL 2, 2023
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2024	2023	Change		Change	Change

Revenue from services	$1,045.1	$1,268.3	$(223.2)		(17.6)%	(17.7)%

Cost of services	839.4	1,014.2	(174.8)		(17.2)

Gross profit	205.7	254.1	(48.4)		(19.1)	(19.2)

Selling, general and administrative expenses	190.5	243.4	(52.9)		(21.7)	(21.9)

Gain on sale of EMEA staffing operations	(11.6)	—	(11.6)		NM

Earnings from operations	26.8	10.7	16.1		150.2

Gain on forward contract	1.2	—	1.2		NM

Other income (expense), net	1.8	2.0	(0.2)		(8.8)

Earnings before taxes	29.8	12.7	17.1		134.6

Income tax expense	4.0	1.8	2.2		128.0

Net earnings	$25.8	$10.9	$14.9		135.7

Basic earnings per share	$0.71	$0.29	$0.42		144.8
Diluted earnings per share	$0.70	$0.29	$0.41		141.4

STATISTICS:

Permanent placement revenue (included in revenue from services)	$8.0	$17.5	$(9.5)		(54.2)%	(54.4)%

Gross profit rate	19.7%	20.0%	(0.3)	pts.

Adjusted EBITDA	$33.3	$26.8	$6.5
Adjusted EBITDA margin	3.2%	2.1%	1.1	pts.

Effective income tax rate	13.5%	13.9%	(0.4)	pts.

Average number of shares outstanding (millions):
Basic	35.4	37.1
Diluted	35.8	37.4

KELLY SERVICES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)
(In millions of dollars)
We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.
	First Quarter

			%		CC %
	2024	2023	Change		Change
Professional & Industrial
Revenue from services	$358.4	$402.6	(11.0)%		(11.4)%
Gross profit	63.9	72.2	(11.7)		(12.1)
SG&A expenses excluding restructuring charges	57.9	70.4	(17.7)		(18.0)
Restructuring charges	0.1	3.0	(96.6)		(96.6)
Total SG&A expenses	58.0	73.4	(20.9)		(21.3)
Business unit profit (loss)	5.9	(1.2)	NM
Business unit profit (loss) excluding restructuring charges	6.0	1.8	210.5

Gross profit rate	17.8%	18.0%	(0.2)	pts.

Science, Engineering & Technology
Revenue from services	$289.3	$306.4	(5.6)%		(5.6)%
Gross profit	64.4	71.3	(9.6)		(9.6)
Total SG&A expenses	46.2	52.8	(12.5)		(12.6)
Business unit profit (loss)	18.2	18.5	(1.3)

Gross profit rate	22.3%	23.3%	(1.0)	pts.

Education
Revenue from services	$289.9	$249.4	16.2%		16.2%
Gross profit	42.1	39.3	7.1		7.1
Total SG&A expenses	24.0	23.9	0.3		0.3
Business unit profit (loss)	18.1	15.4	17.7

Gross profit rate	14.5%	15.8%	(1.3)	pts.

Outsourcing & Consulting
Revenue from services	$108.0	$114.6	(5.7)%		(5.5)%
Gross profit	35.3	41.6	(15.0)		(14.9)
Total SG&A expenses	37.1	41.7	(11.1)		(11.3)
Business unit profit (loss)	(1.8)	(0.1)	NM

Gross profit rate	32.7%	36.3%	(3.6)	pts.

International
Revenue from services	$—	$195.8	(100.0)%		(100.0)%
Gross profit	—	29.7	(100.0)		(100.0)
Total SG&A expenses	—	30.4	(100.0)		(100.0)
Business unit profit (loss)	—	(0.7)	(100.0)

Gross profit rate	—%	15.2%	(15.2)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	March 31, 2024	December 31, 2023	April 2, 2023
Current Assets
Cash and equivalents	$200.7	$125.8	$111.7
Trade accounts receivable, less allowances of
$8.8, $8.4, and $11.0, respectively	1,152.9	1,160.6	1,438.5
Prepaid expenses and other current assets	83.2	48.9	82.3
Assets held for sale	—	291.3	—
Total current assets	1,436.8	1,626.6	1,632.5

Noncurrent Assets
Property and equipment, net	25.5	24.6	28.6
Operating lease right-of-use assets	46.3	47.1	65.0
Deferred taxes	318.9	321.1	301.9
Retirement plan assets	243.7	230.3	204.4
Goodwill, net	151.1	151.1	151.1
Intangibles, net	132.5	137.7	153.4
Other assets	40.6	43.1	51.7
Total noncurrent assets	958.6	955.0	956.1

Total Assets	$2,395.4	$2,581.6	$2,588.6

Current Liabilities
Accounts payable and accrued liabilities	$581.2	$646.1	$684.7
Operating lease liabilities	8.4	8.4	14.3
Accrued payroll and related taxes	165.9	156.2	275.9
Accrued workers' compensation and other claims	22.0	22.1	23.1
Income and other taxes	20.0	17.2	52.9
Liabilities held for sale	—	169.9	—
Total current liabilities	797.5	1,019.9	1,050.9

Noncurrent Liabilities
Operating lease liabilities	42.0	42.9	53.4
Accrued workers' compensation and other claims	40.9	40.9	41.0
Accrued retirement benefits	229.5	217.4	184.6
Other long-term liabilities	8.7	6.8	10.9
Total noncurrent liabilities	321.1	308.0	289.9

Stockholders' Equity
Common stock	38.5	38.5	38.5
Treasury stock	(53.1)	(57.3)	(35.3)
Paid-in capital	27.1	30.6	26.4
Earnings invested in the business	1,264.8	1,241.7	1,224.4
Accumulated other comprehensive income (loss)	(0.5)	0.2	(6.2)
Total stockholders' equity	1,276.8	1,253.7	1,247.8

Total Liabilities and Stockholders' Equity	$2,395.4	$2,581.6	$2,588.6

STATISTICS:
Working Capital	$639.3	$606.7	$581.6
Current Ratio	1.8	1.6	1.6
Debt-to-capital %	0.0%	0.0%	0.0%
Global Days Sales Outstanding	58	59	59
Year-to-Date Free Cash Flow	$(29.2)	$61.4	$(17.9)

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 13 WEEKS ENDED MARCH 31, 2024 AND APRIL 2, 2023
(UNAUDITED)
(In millions of dollars)
	2024	2023
Cash flows from operating activities:
Net earnings	$25.8	$10.9
Adjustments to reconcile net earnings to net cash from operating activities:
Gain on sale of EMEA staffing operations	(11.6)	—
Depreciation and amortization	8.0	8.4
Operating lease asset amortization	2.2	4.3
Provision for credit losses and sales allowances	0.5	0.4
Stock-based compensation	2.8	3.1
Gain on sale of equity securities	—	(2.0)
Gain on forward contract	(1.2)	—
Other, net	(0.2)	(0.3)
Changes in operating assets and liabilities, net of acquisition	(51.8)	(38.3)
Net cash used in operating activities	(25.5)	(13.5)

Cash flows from investing activities:
Capital expenditures	(3.7)	(4.4)
Proceeds from sale of EMEA staffing operations, net of cash disposed	77.1	—
Payment for settlement of forward contract	(2.4)	—
Proceeds from equity securities	—	2.0
Other investing activities	1.1	0.2
Net cash from (used in) investing activities	72.1	(2.2)

Cash flows from financing activities:
Net change in short-term borrowings	—	(0.7)
Financing lease payments	—	(0.4)
Dividend payments	(2.7)	(2.8)
Payments of tax withholding for stock awards	(1.9)	(1.2)
Buyback of common shares	—	(18.3)
Contingent consideration payments	—	(1.4)
Other financing activities	(0.1)	—
Net cash used in financing activities	(4.7)	(24.8)

Effect of exchange rates on cash, cash equivalents and restricted cash	(0.6)	(0.8)

Net change in cash, cash equivalents and restricted cash	41.3	(41.3)
Cash, cash equivalents and restricted cash at beginning of period	167.6	162.4

Cash, cash equivalents and restricted cash at end of period	$208.9	$121.1

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	First Quarter

			%	CC %
	2024	2023	Change	Change

Americas
United States	$933.6	$959.2	(2.7)%	(2.7)%
Canada	45.4	44.9	1.3	1.0
Puerto Rico	24.9	26.9	(7.4)	(7.4)
Mexico	18.9	16.7	13.1	3.0
Total Americas Region	1,022.8	1,047.7	(2.4)	(2.6)

Europe
Switzerland	1.1	52.9	(97.9)	(98.0)
France	—	47.8	(100.0)	(100.0)
Portugal	—	44.4	(100.0)	(100.0)
Italy	—	16.9	(100.0)	(100.0)
Other	9.7	47.7	(79.7)	(80.1)
Total Europe Region	10.8	209.7	(94.9)	(95.0)

Total Asia-Pacific Region	11.5	10.9	5.8	11.0

Total Kelly Services, Inc.	$1,045.1	$1,268.3	(17.6)%	(17.7)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FIRST QUARTER
(UNAUDITED)
(In millions of dollars)

SG&A Expenses:	2024	2023
As reported	$190.5	$243.4
Transaction costs(3)	(5.6)	—
Restructuring(4)	(2.3)	(6.6)
Adjusted SG&A expenses	$182.6	$236.8

Earnings from Operations:	2024	2023
As reported	$26.8	$10.7
Gain on sale of EMEA staffing operations(1)	(11.6)	—
Transaction costs(3)	5.6	—
Restructuring(4)	2.3	6.6
Adjusted earnings from operations	$23.1	$17.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	First Quarter
	2024	2023
Income tax expense	$4.0	$1.8
Taxes on gain on sale of EMEA staffing operations(1)	(1.2)	—
Taxes on gain on forward contract(2)	—	—
Taxes on transaction costs(3)	1.2	—
Taxes on restructuring charges(4)	0.6	1.6
Adjusted income tax expense	$4.6	$3.4

	First Quarter
	2024	2023
Net earnings	$25.8	$10.9
Gain on sale of EMEA staffing operations, net of taxes(1)	(10.4)	—
Gain on forward contract, net of taxes(2)	(1.2)	—
Transaction costs, net of taxes(3)	4.4	—
Restructuring charges, net of taxes(4)	1.7	5.0
Adjusted net earnings	$20.3	$15.9

	First Quarter
	2024	2023
	Per Share
Net earnings	$0.70	$0.29
Gain on sale of EMEA staffing operations, net of taxes(1)	(0.28)	—
Gain on forward contract, net of taxes(2)	(0.03)	—
Transaction costs, net of taxes(3)	0.12	—
Restructuring charges, net of taxes(4)	0.05	0.13
Adjusted net earnings	$0.56	$0.42

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	First Quarter
	2024	2023
Net earnings	$25.8	$10.9
Other (income) expense, net	(1.8)	(2.0)
Income tax expense	4.0	1.8
Depreciation and amortization	10.2	9.5
Gain on sale of EMEA staffing operations(1)	(11.6)	—
Gain on forward contract(2)	(1.2)	—
Transaction costs(3)	5.6	—
Restructuring(4)	2.3	6.6
Adjusted EBITDA	$33.3	$26.8
Adjusted EBITDA margin	3.2%	2.1%

	First Quarter 2024
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$5.9	$18.2	$18.1	$(1.8)	$—
Restructuring(4)	0.1	—	—	0.6	—
Adjusted EBITDA	$6.0	$18.2	$18.1	$(1.2)	$—
Adjusted EBITDA margin	1.7%	6.3%	6.2%	(1.1)%	—%

	First Quarter 2023
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$(1.2)	$18.5	$15.4	$(0.1)	$(0.7)
Restructuring(4)	3.0	0.5	0.1	0.6	0.6
Adjusted EBITDA	$1.8	$19.0	$15.5	$0.5	$(0.1)
Adjusted EBITDA margin	0.5%	6.2%	6.2%	0.3%	—%

	First Quarter
Free Cash Flow:	2024	2023
Net cash used in operating activities	$(25.5)	$(13.5)
Capital expenditures	(3.7)	(4.4)
Free Cash Flow	$(29.2)	$(17.9)

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2024 gain on the sale of our EMEA staffing operations, the 2024 gain on forward contract, the 2024 restructuring charges, the 2024 transaction costs, and the 2023 restructuring charges are useful to understand the Company's fiscal 2024 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) Gain on sale of EMEA staffing operations represents the gain as of the first quarter-end 2024 as a result of the sale in January 2024.

(2) Gain on forward contract represents the gain recognized in the first quarter of 2024 for the settlement of the foreign currency forward contract in January 2024 that was entered into in 2023 relating to the sale of the EMEA staffing operations.

(3) Transaction costs, which includes employee termination costs and transition costs, incurred in the first quarter of 2024 directly related to the sale of the EMEA staffing operations.

(4) Restructuring charges in the first quarter of 2024 represent a continuation of the comprehensive transformation initiative that started in the second quarter of 2023 that will further streamline the Company's operating model to enhance organizational efficiency and effectiveness. These restructuring charges include $1.2 million of costs to execute the transformation and $1.1 million of severance. Restructuring charges in the first quarter of 2023 represent severance costs and lease and other terminations as a result of management undertaking actions to further our cost management efforts in response to the current demand levels and reflects a repositioning of our P&I staffing business to better capitalize on opportunities in local markets.